Exhibit 99.1

July 19, 2021

Herman Miller Completes Acquisition of Knoll

Zeeland, Mich: Herman Miller (NASDAQ: MLHR) today announced that it has completed its previously announced acquisition of Knoll, Inc. (“Knoll”), creating the preeminent leader in modern design. The combined company comprises 19 leading brands, a presence across more than 100 countries worldwide, a global dealer network, 64 showrooms, more than 50 physical retail locations, and global multichannel eCommerce capabilities. Herman Miller, Knoll, and their legacy brands will continue to operate as distinct brands.

“The closing of this transaction is the first step to realizing the great benefits of this combination, and I want to thank the teams at Herman Miller and Knoll for their incredible efforts which enabled us to reach this milestone,” said Andi Owen, President and Chief Executive Officer of Herman Miller. “We are especially pleased to have completed the transaction quickly, which allows us to swiftly begin taking advantage of the strengths of the combined company. We are a group of people and brands guided by a shared vision, common values, and a steadfast commitment to design. Together, we can be truly inclusive, design for everyone, and care for our planet. With a broader portfolio, scaled global footprint, and advanced digital capabilities, we will be poised to meet our customers everywhere they live and work.”

As previously announced, the combined company will be led by Herman Miller President and CEO Andi Owen. In addition to Owen, the combined company will be led by a world-class management team made up of executives from both Herman Miller and Knoll. The company will be releasing more information tomorrow after 11:00 AM ET.

Knoll (NYSE: KNL) shares will cease trading prior to the market open on July 20, 2021, and each share of Knoll common stock has been converted into the right to receive 0.32 shares of Herman Miller common stock and $11.00 in cash. The completion of the transaction results in Herman Miller shareholders owning approximately 78 percent of the combined company and Knoll shareholders owning approximately 22 percent of the combined company.

Advisers

Goldman Sachs & Co. LLC served as financial adviser to Herman Miller, and Wachtell, Lipton, Rosen & Katz served as legal adviser.

About Herman Miller

Herman Miller is a globally recognized leader in design. Since its inception in 1905, the company’s innovative, problem-solving designs and furnishings have inspired the best in people wherever they live, work, learn, heal, and play. In 2018, Herman Miller created Herman Miller Group, a purposefully selected, complementary family of brands that includes Colebrook Bosson Saunders, DWR, Geiger, HAY, Maars Living Walls, Maharam, naughtone, and Nemschoff. Guided by a shared purpose—design for the good of humankind—Herman Miller Group shapes places that matter for customers while contributing to a more equitable and sustainable future for all. For more information, visit www.hermanmiller.com/about-us.

Forward-Looking Statements
This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to future events and anticipated results of operations, business strategies, the anticipated benefits of the transaction, the anticipated impact of the transaction on the combined company’s business and future financial and operating results, the expected amount and timing of synergies from the transaction, and other aspects of our operations or operating results. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of Herman Miller or the price of Herman Miller’s stock. These forward-looking statements involve certain risks and uncertainties, many of which are beyond Herman Miller’s control, that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to: the impact of public health crises, such as pandemics (including coronavirus (COVID-19)) and epidemics, and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets; the risk that the anticipated benefits of the merger with Knoll will not be realized on the anticipated timing or at all; risks related to the additional debt incurred in connection with the merger; Herman Miller’s ability to comply with its debt covenants and obligations; the risk that the anticipated benefits of the merger will be more costly to realize than expected; the effect of the announcement of the merger on the ability of Herman Miller or Knoll to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Herman Miller or Knoll does business, or on Herman Miller’s or Knoll’s operating results and business generally; the ability of Herman Miller to successfully integrate Knoll’s operations; the ability of Herman Miller to implement its plans, forecasts and other expectations with respect to Herman Miller’s business after the completion of the transaction and realize expected synergies; business disruption following the merger; general economic conditions; the availability and pricing of raw materials; the financial strength of our dealers and the financial strength of our customers; the success of newly-introduced products; the pace and level of government procurement; and the outcome of pending litigation or governmental audits or investigations. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Herman Miller’s periodic reports and other filings with the SEC, including the risk factors identified in Herman Miller’s most recent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. The forward-looking statements included in this communication are made only as of the date hereof. Herman Miller does not undertake any obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Contacts Investors: Jeff Stutz Chief Financial Officer 616 654 8538 jeff_stutz@hermanmiller.com

Media: Todd Woodward VP of Global Communications 616 654 5977 media_relations@hermanmiller.com